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                                                                    EXHIBIT 23.3

                                                    ----------------------------
                                                    ROBSON
                                                    ----------------------------
                                                    SCRIBNER &
                                                    ----------------------------
                                                    STEWART, P.A.
                                                    ----------------------------
                                                    CERTIFIED PUBLIC ACCOUNTANTS


                                                    Dennis J. Robson, CPA
                                                    Mary C. Scribner, CPA
                                                    Suzanne Stewart, CPA


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

     As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



ROBSON, SCRIBNER & STEWART, P.A.


Ocala, Florida
July 28, 1998



307 N.E. 36th Avenue - Suite 1 . Ocala, FL 34470-1307 . Telephone (352) 694-4184
                            Telefax (352) 694-1170
  MEMBERS OF AMERICAN AND FLORIDA INSTITUTES OF CERTIFIED PUBLIC ACCOUNTANTS